Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of THE KROGER CO. (the “Company”) hereby makes, constitutes and appoints Christine S. Wheatley and Stacey M. Heiser, or either of them, his or her true and lawful attorneys-in-fact to sign and execute for and on his or her behalf the Company’s annual report on Form 10-K, and any and all amendments thereto, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either of them, may deem necessary or desirable to enable the Company to comply with said Act or the rules and regulations thereunder.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands as of the 12th day of March 2020.

/s/ Nora A. Aufreiter	/s/ Clyde R. Moore
Nora A. Aufreiter	Clyde R. Moore

/s/ Anne Gates	/s/ James A Runde
Anne Gates	James A. Runde

/s/ Karen M. Hoguet	/s/ Ronald L. Sargent
Karen M. Hoguet	Ronald L. Sargent

/s/ Susan J. Kropf	/s/ Bobby S. Shackouls
Susan J. Kropf	Bobby S. Shackouls

/s/ W. Rodney McMullen	/s/ Mark S. Sutton
W. Rodney McMullen	Mark S. Sutton

/s/ Jorge P Montoya	/s/ Ashok Vemuri
Jorge P. Montoya	Ashok Vemuri